Exhibit 10.1

$300,000,000

2.00% Convertible Senior Notes due 2029

Amphastar Pharmaceuticals, Inc.

PURCHASE AGREEMENT

September 12, 2023

Jefferies LLC

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BofA Securities, Inc.
As Representatives of the several Initial Purchasers

c/o Jefferies LLC

520 Madison Avenue
New York, New York 10022

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Amphastar Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers named on Schedule A (the “Initial Purchasers”) $300,000,000 aggregate principal amount of its 2.00% Convertible Senior Notes due 2029 (the “Firm Securities”). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $45,000,000 aggregate principal amount of its 2.00% Convertible Senior Notes due 2029 (the “Option Securities”). The Firm Securities and the Option Securities are hereinafter referred to collectively as the “Securities.” Jefferies LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and BofA Securities, Inc. have agreed to act as representatives of the several Initial Purchasers (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities. Upon conversion, the Company will pay cash up to the aggregate principal amount of the Securities to be converted and pay or deliver, as the case may be, cash, shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), or a combination of cash and shares of Common Stock (any shares of Common Stock issuable upon conversion of the Securities are referred to as the “Conversion Shares”), at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Securities being converted, in accordance with and subject to the terms of, the Indenture (as defined below). The Securities will be issued pursuant to an indenture, to be dated as of the First Closing Date (as defined in Section 2) (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder (collectively, the “Securities Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities shall bear the legends set forth in the final offering memorandum, dated the date hereof (the “Final Offering Memorandum”). The Company has prepared a preliminary offering memorandum, dated September 11, 2023 (the “Preliminary Offering Memorandum”, and together with the Final Offering Memorandum, the “Offering Memoranda”), (ii) a pricing term sheet, dated the date hereof, attached hereto as Schedule B (the “Pricing Term Sheet”), which includes pricing terms and other information with respect to the Securities and the Conversion Shares, and (iii) the Final Offering Memorandum, in each case, relating to the offer and sale of the Securities (the “Offering”). All references in this Agreement to the Preliminary Offering Memorandum, the Time of Sale Document (as defined herein) or the Final Offering Memorandum include, unless expressly stated otherwise, (i) all amendments or supplements thereto, and (ii) all documents, financial statements and schedules and other information contained, incorporated by reference or deemed incorporated by reference therein (and references in this Agreement to such information being “contained,” “included” or “stated” (and other references of like import) in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum shall be deemed to mean all such information contained, incorporated by reference or deemed incorporated by reference therein). The Preliminary Offering Memorandum and the Pricing Term Sheet are collectively referred to herein as the “Time of Sale Document.”

As used herein, “Applicable Time” shall be 10:15 p.m. (New York City time) on September 12, 2023. This Agreement, the Indenture and the Securities are collectively referred to herein as the “Transaction Documents”, and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.” The Company hereby confirms its agreements with the Initial Purchasers as follows:

1.Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Initial Purchasers, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:
(a)Limitation on Offering Materials. The Company has not prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Securities, or otherwise is prepared to market the Securities, other than (i) the Time of Sale Document, (ii) the Final Offering Memorandum and (iii) any marketing materials (including any roadshow or investor presentation materials) or other written communications, in each case used in accordance with Section 3(c) hereof (each such communication by the Company or its agents or representatives described in this clause (iii), a “Company Additional Written Communication”).
(b)No Material Misstatement or Omission. (i) The Time of Sale Document, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Final Offering Memorandum, as of the date thereof, did not, and, at the First Closing Date and each applicable Option Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) each such Company Additional Written Communication does not conflict with the information contained in the Time of Sale Document or the Final Offering Memorandum, and when taken together with the Time of Sale Document, did not, and, at the First Closing Date and each applicable Option Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that the representations and warranties set forth in this paragraph do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers and furnished to the Company in writing by the Initial Purchasers through the Representatives expressly for use in the Time of Sale Document or the Final Offering Memorandum as set forth in Section 9(b). No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Securities or the use of the Time of Sale Document or the Final Offering Memorandum in any jurisdiction, and no proceeding for either such purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.
(c)Documents Incorporated by Reference. The documents incorporated or deemed to be incorporated by reference in the Time of Sale Document or the Final Offering Memorandum, at the time they were or hereafter are filed with the SEC, complied and will comply, in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”) and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. There are no contracts or other documents required to be described in such incorporated documents or to be filed as exhibits to such incorporated documents which have not been described or filed as required.
(d)Reporting Compliance. The Company is subject to, and is in full compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.
(e)The Indenture. The Indenture has been duly authorized by the Company and on the First Closing Date and on the Option Closing Date, as the case may be, will have been duly executed and delivered in accordance with its terms by the Company and, assuming the due authorization, execution and delivery by the Trustee, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity) (collectively, the “Enforceability Exceptions”).
(f)The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(g)Authorization of the Securities. The Securities to be issued and sold hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(h)Authorization of the Conversion Shares. The shares of Common Stock initially issuable upon conversion of the Securities (assuming, for these purposes, that (x) all the Securities are converted by a single holder thereof; and (y) such conversion is settled solely by the delivery of shares of Common Stock at the Maximum Conversion Rate (as defined below)) (such number of Conversion Shares, the “Maximum Number of Conversion Shares”) have been duly authorized and reserved for issuance upon conversion of the Securities, and, when such shares are issued and delivered upon conversion in accordance with the Indenture, such shares will be validly issued, fully paid and non-assessable and free from pre-emptive rights under the Company’s Amended and Restated Certificate of Incorporation or any agreement to which the Company or any of its subsidiaries is a party. “Maximum Conversion Rate” means the “Conversion Rate” (as defined in the Indenture) plus the maximum increase thereto in connection with a “Make-Whole Fundamental Change” (as defined in the Indenture).
(i)[Reserved].
(j)No Material Adverse Change
. Subsequent to the respective dates as of which information is given in the Time of Sale Document and the Final Offering Memorandum: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, and have not entered into any material transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
(k)Independent Accountants
. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes and supporting schedules thereto) of the Company and its subsidiaries contained or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum is (i) an independent registered public accounting firm as required by the Securities Act, Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. Ernst & Young LLP, which has expressed its opinion with respect to certain abbreviated financial statements of BAQSIMI® glucagon nasal powder (“Baqsimi”) contained or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum is an independent auditor with respect to Baqsimi under Rule 101 of the American Institute of Certified Public Accountants (AICPA)’s Code of Professional Conduct, and its interpretations and rulings.
(l)Financial Statements
. The financial statements of the Company and its subsidiaries contained or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in shareholders’ equity and cash flows for the periods specified. The abbreviated financial statements of Baqsimi contained or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum present fairly the financial position of Baqsimi as of the dates indicated and the statements of assets acquired and statements of revenues and direct expenses for the periods specified. All such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States on a consistent basis throughout the periods involved (“GAAP”), except as may be expressly stated in the related notes thereto, and the requirements of Regulation S-X. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. No other financial statements or supporting schedules are required to be included in the Time of Sale Document and the Final Offering Memorandum. The financial data set forth in each of the Time of Sale Document and the Final Offering Memorandum under the captions “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements of the Company and its subsidiaries contained in the Time of Sale Document and the Final Offering Memorandum. The disclosures contained in the Time of Sale Document, the Final Offering Memorandum and any Company Additional Written Communications that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable. The unaudited pro forma financial information and related notes and supporting schedules of the Company and the subsidiaries contained or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum have been prepared in accordance with the requirements of Regulation S-X and have been properly presented on the bases described therein, and give effect to assumptions used in the preparation thereof are reasonable basis and in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(m)Company’s Accounting System
. The Company and each of its subsidiaries make and keep books and records that are accurate in all material respects and maintain a system of internal accounting controls and procedures sufficient to, provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(n)Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting
. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company’s independent auditors and board of directors have been advised of: (i) all “material weaknesses” and “significant deficiencies” (each, as defined in Rule 12b-2 of the Exchange Act), if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls (whether or not remediated); all such material weaknesses and significant deficiencies, if any, have been disclosed. Since the date of the most recent evaluation of such internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(o)Incorporation and Good Standing of the Company
. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Document and the Final Offering Memorandum, to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party and to consummate the Transactions. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on (A) the condition (financial or other), earnings, business, properties, operations, assets, liabilities or prospects of the Company or (B) the ability of the Company or any of its subsidiaries to perform its obligations in all material respects under any Transaction Document (a “Material Adverse Effect”).
(p)Subsidiaries
. Each of the Company’s “significant subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Time of Sale Document and the Final Offering Memorandum. Each of the Company’s significant subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. None of the outstanding capital stock or equity interest in any significant subsidiary was issued in violation of preemptive or similar rights of any security holder of such subsidiary. The constitutive or organizational documents of each of the significant subsidiaries comply in all material respects with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. There is no encumbrance or restriction on the ability of any significant subsidiary of the Company (i) to pay dividends or make other distributions on such subsidiary’s capital stock or to pay any indebtedness to the Company or any other subsidiary of the Company, (ii) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other subsidiary of the Company or (iii) to transfer any of its property or assets to the Company or any other subsidiary of the Company. Other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2022, the Company has no “significant subsidiaries”, as defined in Rule 405 under the Securities Act.

(q)Capitalization and Other Capital Stock Matters
. The authorized, issued and outstanding capital stock of the Company is as set forth in the Time of Sale Document and the Final Offering Memorandum under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case as described the Time of Sale Document and the Final Offering Memorandum). The Securities, the Indenture and the Conversion Shares conform in all material respects to the description thereof contained in the Time of Sale Document and the Final Offering Memorandum. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Time of Sale Document and the Final Offering Memorandum. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Document and the Final Offering Memorandum accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.
(r)Stock Exchange Listing
. The common stock of the Company is registered pursuant to Section 12(b) of the Exchange Act and is listed on The Nasdaq Global Select Market (the “Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the common stock of the Company under the Exchange Act or delisting the common stock of the Company from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing. The Company is in compliance with all applicable listing requirements of Nasdaq.
(s)Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required
. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company’s execution, delivery and performance of each of the Transaction Documents, consummation of the transactions contemplated hereby and by the Time of Sale Document and the Final Offering Memorandum and the issuance and sale of the Securities (including the issuance of the Conversion Shares upon conversation thereof and including the use of proceeds from the sale of the Securities as described in the Time of Sale Document and the Final Offering Memorandum under the caption “Use of Proceeds”) (i) will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except in the case of clause (ii) or (iii) as would not reasonably be expected to result in a Material Adverse Effect or materially affect the ability of the Company to perform its obligations under the Transaction Documents. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of each of the Transaction Documents and consummation of the transactions contemplated by the Transaction Documents and by the Time of Sale Document and the Final Offering Memorandum, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(t)Compliance with Laws
. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(u)No Material Actions or Proceedings
. There is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by the Transaction Documents or the performance by the Company of its obligations under the Transaction Documents; and the aggregate of all pending legal or governmental proceedings to which the Company and its subsidiaries is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company or its subsidiaries, would not reasonably be expected to have a Material Adverse Effect. No labor dispute with the employees of the Company or any of its subsidiaries, or, to the knowledge of the Company, is threatened or imminent, which would reasonably be expected to have a Material Adverse Effect.
(v)Intellectual Property Rights
. The Company and its subsidiaries own or can acquire on reasonable terms, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Time of Sale Document and the Final Offering Memorandum as being owned or licensed by them or which are necessary for the conduct of their business as currently conducted or as currently proposed to be conducted in the Time of Sale Document and the Final Offering Memorandum (collectively, “Intellectual Property”). None of the Intellectual Property has been adjudged invalid or unenforceable in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for a determination that any issued patent within the Intellectual Property is invalid or unenforceable. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect: (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Time of Sale Document and the Final Offering Memorandum as licensed to the Company or one or more of its subsidiaries; (ii) there is no infringement by third parties of any Intellectual Property; (iii) the Company has not committed any act or omitted to undertake any act the effect of such commission or omission would reasonably be expected to result in a legal determination that any item of Intellectual Property thereby was rendered invalid or unenforceable in whole or in part; (iv) the Company has taken reasonable steps necessary to secure the interests of the Company in the Intellectual Property purported to be owned by the Company from any employees, consultants, agents or contractors that developed (in whole or in part) such Intellectual Property; (v) there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property or intellectual property of any other person or entity that are required to be described in the Time of Sale Document and the Final

Offering Memorandum that are not so described therein; and (vi) no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Intellectual Property that is owned or purported to be owned by the Company that would confer upon any governmental agency or body, university, college, other educational institution or research center any claim or right in or to any such Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates, or would, upon the commercialization of any product or service described in the Time of Sale Document or the Final Offering Memorandum as under development, infringe, misappropriate or otherwise violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company, upon any officers, directors or, to the Company’s knowledge, employees of the Company, and the Company is not aware of any facts that would form a reasonable basis for a successful challenge that any of its employees are in or have ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where such violation relates to such employee’s breach of a confidentiality obligation, obligation to assign intellectual property to an employer, or obligation not to use third-party intellectual property or other proprietary rights of a third party. The products described in the Time of Sale Document and the Final Offering Memorandum fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any subsidiary.

(w)All Necessary Permits, etc.
The Company and its subsidiaries possess, or qualify for applicable exemptions to, all such valid and current certificates, authorizations, approvals, licenses, registrations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their business (“Permits”). No Permits have been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner, except where the lack of or modification of such Permit would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits and no proceeding is pending nor has the Company nor any of its subsidiaries received any notice of proceedings relating to the threatened or actual suspension, revocation, modification, or cancellation of, or non-compliance with, any such Permit, except where the lack of such Permit would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(x)Title to Properties
. Each of the Company and its subsidiaries has good and marketable title to all of the real property, personal property and other assets reflected as owned in the financial statements referred to in Section 1(l) above (or elsewhere in the Time of Sale Document or the Final Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as would not reasonably be expected, individually or in the aggregate, to materially affect the value of such property or materially interfere with the use thereof. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(y)Tax Law Compliance
. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof, except insofar as the failure to file such returns would not reasonably be expected to have a Material Adverse Effect, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings, and except where the failure to pay such taxes, assessments, fines or penalties would not reasonably be expected to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(l) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been otherwise finally determined. There are no actual or proposed tax assessments against the Company or any of its subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect.
(z)Insurance
. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as the Company reasonably believes are generally adequate and customary for their business. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
(aa)Compliance with Environmental Laws
. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
(bb)Labor Matters. (i) The Company is not party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company, and, to the knowledge of the Company, after due inquiry, no union organizing activities are taking place that, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (iii) to the knowledge of the Company, after due inquiry, no union organizing or decertification efforts are underway or threatened against the Company; (iv) no labor strike, work stoppage, slowdown or other material labor dispute is pending against the Company, or, to the Company’s knowledge, after due inquiry, threatened against the Company; (v) there is no worker’s compensation liability, experience or matter that would reasonably be expected to have a Material Adverse Effect; (vi) to the knowledge of the Company, after due inquiry, there is no threatened or pending liability against the Company pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local law; (vii) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind, pending against the Company that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (viii) to the knowledge of the Company, after due inquiry, no employee or agent of the Company has committed any act or omission giving rise to liability for any violation identified in subsections (vi) and (vii) above, other than such acts or omissions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ix) no term or condition of employment exists through arbitration awards, settlement agreements or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.
(cc)ERISA Compliance
. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries, or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.
(dd)Company Not an “Investment Company.”
The Company is not, and will not be, either after receipt of payment for the Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Time of Sale Document or the Final Offering Memorandum, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(ee)No Price Stabilization or Manipulation
. Neither the Company nor any of its subsidiaries has and, to the Company’s knowledge, no one acting on its behalf has, directly or indirectly, without giving effect to activities by the Initial Purchasers, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of any of the Securities or otherwise, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities, or (iii) except as disclosed in the Time of Sale Document and the Final Offering Memorandum, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ff)No Registration Required Under the Securities Act or Qualification Under the TIA
. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”), is required for the offer or sale of the Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales (as defined below), assuming (i) that the purchasers in the Exempt Resales are QIBs and (ii) the accuracy of the Initial Purchasers’ representations contained herein regarding the absence of general solicitation in connection with the sale of the Securities to the Initial Purchasers and in the Exempt Resales.
(gg)Rule 144A; No Integration
. The Securities will be, upon issuance, eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company have been offered, issued or sold by the Company or any of its Affiliates within the six-month period immediately prior to the date hereof that would be integrated with the offering of the Securities contemplated by this Agreement; and the Company does not have any intention of making, and will not make, an offer or sale of any such securities of the Company that would be integrated with the offering of the Securities contemplated by this Agreement, for a period of six months after the date of this Agreement, in a manner that would require registration of the Securities under the Securities Act. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act. None of the Company, any of its controlled affiliates or other person acting on behalf of the Company has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.
(hh)[Reserved]
.
(ii)Margin Requirements
. None of the Transactions or the application of the proceeds of the Securities will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).
(jj)Parties to Lock-Up Agreements
. The Company has furnished to the Representatives a letter agreement in the form attached hereto as Schedule C (the “Lock-up Agreement”) from each of the persons and entities listed on Schedule D. Such Schedule D lists under an appropriate caption the directors and executive officers of the Company. If any additional persons shall become directors or executive officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with the effective time of their assumption of office as a director or executive officer of the Company, to execute and deliver to the Representatives a Lock-up Agreement.
(kk)Statistical and Market-Related Data
. All statistical, demographic and market-related data included in the Time of Sale Document and the Final Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects. To the extent required, the Company has obtained the written consent to the use of such data from such sources.
(ll)Sarbanes-Oxley Act. There is, and has been, no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, in all material respects, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(mm)No Unlawful Contributions or Other Payments
. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Time of Sale Document or the Final Offering Memorandum.

Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its subsidiaries, directors, officers, nor, to the knowledge of the Company, any employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law (the “Anti-Bribery and Anti-Corruption Laws”); or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and any other applicable anti-bribery or anti-corruption law and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Bribery and Anti-Corruption Laws.
(pp)Money Laundering Laws
. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company and each of its subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance with the Money Laundering Laws.
(qq)Sanctions
. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Jurisdiction”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as initial purchaser, advisor, investor or otherwise) of applicable Sanctions. The Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Jurisdiction.

(rr)Brokers
. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
(ss)Fair Summary. The statements in the Time of Sale Document and Final Offering Memorandum under the headings “Description of the Notes,” “Material U.S. Federal Income Tax Considerations,” and “Plan of Distribution,” insofar as such statements constitute statements or summaries of legal matters, agreements, documents or proceedings discussed therein, fairly summarize the legal matters, agreements, documents and proceedings therein described.
(tt) No Ratings. There are no securities, including, without limitation, debt securities or preferred stock, issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.
(uu)Forward-Looking Statements
. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Time of Sale Document or the Final Offering Memorandum (i) is fairly and accurately presented, (ii) is based on or derived from sources that the Company believes to be reliable and accurate and are presented in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (iii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.
(vv)Preclinical and Clinical Data and Regulatory Compliance
. The preclinical studies and clinical trials (collectively, “Studies”) that are described in, or the results of which are referred to in, the Time of Sale Document or the Final Offering Memorandum were and, if still pending, are being conducted in all material respects in accordance with the protocols and all applicable laws and regulations, including, without limitation, the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and the regulations promulgated thereunder, including but not limited to 21 C.F.R. Parts 11, 50, 54, 56, 58, and 312; each description of the protocols for and the data and other results of such Studies contained in the Time of Sale Document and the Final Offering Memorandum is accurate and complete in all material respects and fairly presents in all material respects the data and other results derived from such Studies, and the Company has no knowledge of any other studies the results of which are reasonably expected to contradict the data or other results described or referred to in the Time of Sale Document or the Final Offering Memorandums; the Company has made all such filings and obtained all such Permits as required by the Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”), the Drug Enforcement Agency (“DEA”), United States Department of Agriculture or any other U.S. or foreign government or similar regulatory agency, or Institutional Review Board (collectively, the “Regulatory Agencies”); the Company has not received any notices, correspondence or other communications from any Regulatory Agency requiring the termination, suspension or material restriction of any Studies; and the Company has operated and currently is in compliance in all material respects with all applicable laws and regulations of the Regulatory Agencies.

(ww)Compliance with Health Care Laws
. The Company and its subsidiaries have been and are in compliance with all applicable Health Care Laws, except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and the Public Health Service Act (42 U.S.C. §§ 201 et seq.) and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated pursuant to such statutes; (iii) Medicare (Title XVIII of the Social Security Act); (iv) Medicaid (Title XIX of the Social Security Act); (v) the Controlled Substances Act (21 U.S.C. §§ 801 et seq.) and the regulations promulgated thereunder; (vi) the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), and any comparable state and local Laws and regulations promulgated pursuant to or related to such Laws, and any other similar Law, each as amended from time to time, including the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), the federal TRICARE program (10 U.S.C. §§ 1071 et seq.), the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, any State Pricing Transparency Program and any successor government programs and (vii) any and all other applicable health care laws and regulations. Neither the Company nor any of its subsidiaries has received written notice of any Form FDA 483, notice of adverse finding, warning letter, untitled letter or other adverse correspondence or notice from the FDA or other Regulatory Agency, or claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other adverse action from any court or arbitrator or governmental or regulatory authority, including a Regulatory Agency, alleging that any product or product candidate operation or activity is or potentially is in violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened against the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Regulatory Agency or other governmental or regulatory authority. Additionally, neither the Company, any of its subsidiaries nor any of their respective employees, officers, directors, and to the Company’s knowledge, agents or contractors has been (i) excluded, suspended, disqualified or debarred from participation in any U.S. federal health care program or human clinical research under 21 U.S.C. § 335(a) or any similar law, rule or regulation of any other Regulatory Agencies; (ii) convicted of a crime or engaged in any conduct for which a person could be so excluded, suspended, disqualified or debarred; or is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, disqualification, suspension, or exclusion. Neither the Company, any of its subsidiaries nor any of their respective employees, officers, directors, and to the Company’s knowledge, agents or contractors is or has been the subject of a pending or threatened investigation by FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) (the “FDA Application Integrity Policy”) and any amendments thereto, or by any other governmental agency pursuant to any similar policy. Neither the Company, any of its subsidiaries nor any of their respective employees, officers, directors, and to the Company’s knowledge, agents and contractors has committed any prohibited act, made any statement of material fact or made any material omissions that would reasonably be expected to provide a basis for FDA to invoke the FDA Application Integrity Policy or for any other governmental agency to invoke a similar policy. The Company and its subsidiaries have filed, maintained, and submitted all reports, documents, forms, notices, applications, records, submissions and supplements or amendments as required by any applicable law or regulations, and all such reports, documents, forms, notices, applications, records, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company, its subsidiaries nor any of their respective employees, officers, directors, and to the Company’s knowledge, agents and contractors has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions required to be submitted to FDA or any other governmental entity. The manufacturing facilities and operations of the Company and its subsidiaries and, to the Company’s knowledge, their respective manufacturers and suppliers, are and have been in compliance in all material respects with all applicable laws, regulations, and requirements, including applicable Health Care Laws.

(xx)Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuity of operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under HIPAA; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same. The Company and its subsidiaries are presently in compliance in all material respects with and have at all prior times complied in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
(yy)Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in compliance in all material respects with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, as well as all applicable privacy, data protection and data security laws and regulations from all jurisdictions outside of the United States, including, without limitation, the European Union General Data Protection Regulation (EU 2016/679) (“GDPR”) (collectively, the “Privacy Laws”), the Policies (as defined below) and all applicable contractual obligations concerning the processing of any Personal Data and privacy, data protection and/or data security obligations (collectively, “Privacy Requirements”). The Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to comply in all respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiaries have at all times made all disclosures to individuals required by applicable Privacy Laws and other requirements, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of or non-compliance with, any of Privacy Requirements, or has any knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any alleged violations of or non-compliance with any Privacy Requirements; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Requirements.
(zz)No Rights to Purchase Preferred Stock
. The issuance and sale of the Securities as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.
(aaa)Former Shell
Company. The Company is not an issuer of the type described in Rule 144(i)(1).

Any certificate signed by any officer of the Company and delivered to any Initial Purchaser or to counsel for the Initial Purchasers in connection with the offering, or the purchase and sale, of the Securities shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, (a) the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company the principal amount of Firm Securities set forth opposite its name in Schedule A hereto at a price equal to 97.0% of the principal amount thereof (the “Purchase Price”) and (b) in the event and to the extent that the Initial Purchasers shall exercise the election to purchase Option Securities as provided below, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, at the Purchase Price plus accrued interest, if any, from, and including the First Closing Date to, but excluding the date of payment and delivery, the principal amount of Option Securities as to which such election shall have been exercised.

The Company hereby grants to the several Initial Purchasers the right to purchase at their election the Option Securities, solely for the purpose of covering sales of Securities in excess of the number of the Firm Securities. The option granted hereunder may be exercised for settlement no later than the thirteenth calendar day from, and including, the First Closing Date. Subject to the preceding sentence the option granted hereunder may be exercised at any time, and from time to time, in whole or in part upon written notice by the Representatives to the Company. Such notice shall set forth (i) the aggregate principal amount of Option Securities as to which the Initial Purchasers are exercising the option, and (ii) the time, date and place at which the Securities will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date for the Firm Securities; and in the event that such time and date are simultaneous with such First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery to the Initial Purchasers of and payment for the Firm Securities and such Option Securities). If any Option Securities are to be purchased, each Initial Purchaser, severally and not jointly, agrees to purchase from the Company the principal amount of Option Securities that bears the same proportion to the total principal amount of Option Securities to be purchased as the principal amount of Firm Securities set forth on Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Firm Securities. Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Representatives and shall not be earlier than one business day after delivery of such notice of exercise.

The Initial Purchasers have advised the Company, and the Company understands, that the Initial Purchasers will make offers to sell (the “Exempt Resales”) some or all of the Securities purchased by the Initial Purchasers hereunder on the terms set forth in the Time of Sale Document to persons (the “Subsequent Purchasers”) whom the Initial Purchasers reasonably believe are “qualified institutional buyers” (“QIBs”) (as defined in Rule 144A under the Securities Act).

Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Firm Securities, at the offices of Goodwin Procter LLP at 10:00 a.m. New York City time on September 15, 2023, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine (such time being herein referred to as the “First Closing Date”), or, in the case of the Option Securities, on the Option Closing Date.

Payment for the Securities to be purchased on the First Closing Date or any Option Closing Date, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers of the Securities to be purchased on such date, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Initial Purchasers at the offices of Goodwin Procter LLP not later than 5:00 p.m., New York City time, on the business day prior to the First Closing Date or any Option Closing Date, as the case may be.

3.The Company further covenants and agrees with each Initial Purchaser as follows:
(a)Delivery of Time of Sale Document and Final Offering Memorandum. The Company shall (i) furnish to each Initial Purchaser, without charge, as many copies of the Time of Sale Document and the Final Offering Memorandum, and any amendments or supplements thereto, as such Initial Purchaser may reasonably request, and (ii) promptly prepare, upon any Initial Purchaser’s reasonable request, any amendment or supplement to the Time of Sale Document or Final Offering Memorandum that such Initial Purchaser, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Company hereby consents to the use of the Time of Sale Document and the Final Offering Memorandum, and any amendments and supplements thereto, by such Initial Purchaser in connection with Exempt Resales).
(b)Final Term Sheet. The Company shall prepare a final term sheet or sheets, as the case may be (in either such case, the “Final Term Sheet”) reflecting the final terms of the Securities and the offering thereof, in the form of Schedule B hereto (and containing such other information as the Company and the Initial Purchasers may agree).
(c)Representatives’ Review of Proposed Amendments and Supplements. Prior to the completion of the resale by the Initial Purchasers of all the Securities purchased by the Initial

Purchasers, the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of distribution of any proposed amendment or supplement to Time of Sale Document or the Final Offering Memorandum, a copy of each such amendment or supplement and (ii) will not amend or supplement Time of Sale Document or the Final Offering Memorandum (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Representatives’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Prior to amending or supplementing Time of Sale Document or the Final Offering Memorandum (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Before making, preparing, using, authorizing, approving or referring to any Company Additional Written Communications, the Company will furnish to the Representatives and counsel for the Representatives a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object. The Company consents to the use by the Initial Purchasers of a Company Additional Written Communication that contains (A) information describing the preliminary terms of the Securities or their offering or (B) information that describes the final terms of the Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of the Pricing Term Sheet.
(d)Securities Law Compliance. The Company shall (i) advise each Initial Purchaser promptly after obtaining knowledge (and, if requested by any Initial Purchaser, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, untrue or that requires the making of any additions to or changes in the Time of Sale Document, any Company Additional Written Communication, or the Final Offering Memorandum, to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.
(e)Integration. The Company shall not, and shall ensure that no affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or to the Subsequent Purchasers of the Securities.
(f)Amendments and Supplements to Offering Documents. So long as any of the Initial Purchasers shall hold any of the Securities, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Document or the Final Offering Memorandum so that the Time of Sale Document or the Final Offering Memorandum does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Document or the Final Offering Memorandum in connection with Exempt Resales or otherwise to comply with applicable law, the Company shall (subject to Section 3(c) hereof) promptly prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Document or the Final Offering Memorandum so that the statements in the Time of Sale Document or the Final Offering Memorandum as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Document or the Final Offering Memorandum, as amended or supplemented, may be used in connection with Exempt Resales or otherwise will comply with applicable law. Neither the Initial Purchasers’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(c).
(g)Certain Notifications and Required Actions. After the date of this Agreement and so long as any of the Initial Purchasers shall hold any of the Securities, the Company shall promptly advise each Initial Purchaser in writing of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as reasonably practicable.
(h)Rule 144A Information. For so long as any of the Securities remain outstanding and are restricted securities within the meaning of Rule 144(a)(3) of the Securities Act, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Securities in connection with any sale thereof and any prospective Subsequent Purchasers of such Securities from such owner, the information required by Rule 144A(d)(4) under the Securities Act.
(i)Blue Sky Compliance. The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise each Initial Purchaser promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as reasonably practicable.
(j)Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Time of Sale Document and the Final Offering Memorandum.
(k)Furnish Trustee and Noteholder Reports. During the one year period after the First Closing Date or the last Option Closing Date, the Company shall furnish to each Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the

Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national securities exchange on which any class of securities of the Company may be listed, provided that the reports or financial statements required to be delivered pursuant to this clause (l) which are made available via EDGAR, or any successor system of the SEC, shall be deemed delivered to such Initial Purchaser on the date such documents are made so available.
(l)Listing. The Company will use its best efforts to effect and maintain the listing of the Common Stock on the Nasdaq. The Company will use its best efforts to effect and maintain its listing of the Maximum Number of Conversion Shares on the Nasdaq.
(m)Additional Offering Materials. The Company shall not, and shall not authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Securities other than the Time of Sale Document, the Final Offering Memorandum, any Company Additional Written Communication and any amendments and supplements to the Preliminary Offering Memorandum, the Final Offering Memorandum or any Company Additional Written Communication prepared in compliance with this Agreement or (ii) solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
(n)Agreement Not to Offer or Sell Additional Shares of Common Stock. During the period commencing on and including the date hereof and continuing through and including the 60th day following the date of the Final Offering Memorandum (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of Jefferies LLC (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Common Stock or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Common Stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Common Stock or Related Securities; (iv) in any other way transfer or dispose of any Common Stock or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Common Stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Common Stock or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Common Stock or Related Securities; (viii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Shares; or (ix) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby (including the issuance, in accordance with the Indenture, of any Conversion Shares upon conversion of the Securities); (B) issue Common Stock or options to purchase Common Stock, or issue Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Time of Sale Document and the Final Offering Memorandum (but only, in the case of holders who are executive officers of the Company and who receive Common Stock or options to purchase Common Stock that are or will become unrestricted or exercisable, as applicable, during the Lock-up Period, if the holders of such Common Stock or options have provided to the Representatives a signed Lock-Up Agreement in the form of Schedule C hereto); (C) issue Common Stock pursuant to the conversion or exchange of any convertible or exchangeable securities outstanding on the date hereof; (D) file a registration statement on Form S-8 to register Common Stock issuable pursuant to the terms of a stock option, stock bonus or other stock plan or arrangement described in the Time of Sale Document and the Final Offering Memorandum; and (E) issue Common Stock in connection with any joint venture, commercial or collaborative relationship or acquisition or license by the Company of the securities, property, business or other assets of another person or entity; provided, however, that in the case of clause (E), the sum of the aggregate number of shares of Common Stock so issued shall not exceed 5% of the total outstanding shares of Common Stock as of the date hereof; and provided further, that the holders of such Common Stock or options have provided to the Representatives a signed Lock-Up Agreement in the form of Schedule C hereto. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Common Stock or any securities exchangeable or exercisable for or convertible into Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Common Stock.
(o)Future Reports to the Representatives. During the one year period after the First Closing Date or the last Option Closing Date, the Company will furnish to the Representatives, c/o Jefferies, at 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate; c/o J.P. Morgan Securities LLC, at 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk; c/o Wells Fargo Securities, LLC, at 500 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Equity Syndicate; and c/o BofA Securities, Inc., at One Bryant Park, New York, NY 10036, Attention: Syndicate Department: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3(p) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.
(p)Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company or any of its subsidiaries from its sale of the Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act.
(q)No Stabilization or Manipulation. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, without giving effect to activities by the Initial Purchasers, any action designed to or that could be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise.
(r)Enforce Lock-Up Agreements. During the Lock-up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Common Stock or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors and shareholders (if any) pursuant to Section 6(i) hereof.
(s)Company to Provide Interim Financial Statements. Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish to the Initial Purchasers, as soon as reasonably practicable after they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Time of Sale Document and the Final Offering Memorandum.
(t)Conversion Shares. The Company will reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to the Maximum Number of Conversion Shares for the purpose of enabling the Company to satisfy all obligations to issue the Conversion Shares upon conversion of the Securities.
(u)DTC. The Company will cooperate with the Initial Purchasers to cause the Securities to be eligible for clearance and settlement through the facilities of DTC.
(v)Sale of Restricted Securities. During the one year period after the First Closing Date or the last Option Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), the Company shall not, and shall not permit any current or future subsidiaries of either the Company or any other affiliates controlled by the Company to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future subsidiaries or any other affiliates controlled by the Company, except pursuant to an effective registration statement under the Securities Act.

The Initial Purchasers may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

4.Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Conversion Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Time of Sale Document, the Final Offering Memorandum and any Company Additional Written Communications, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities, and, if requested by the Initial Purchasers, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, provided that such attorneys’ fees and expenses incurred by the Initial Purchasers do not exceed $10,000, (vii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for “book-entry” transfer, (viii) all fees charged by rating agencies in connection with the rating of the Securities, (ix) all fees and expenses of the Trustee (including fees and expenses of counsel to the Trustee), (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and (xi) the fees and expenses associated with listing the Conversion Shares on the Nasdaq. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, each Initial Purchaser shall pay its own expenses, including the fees and disbursements of its counsel.

5.Representations and Warranties of Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants that:
(a)Initial Purchaser Status, Resale Terms. It is a QIB and it will offer the Securities for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the Final Offering Memorandum.
(b)Sale of Restricted Exchange Securities. It will solicit offers to buy the Securities only from, and will offer and sell the Securities only to, persons reasonably believed by the Initial Purchaser to be QIBs; provided, however, that in purchasing such Securities, such persons are deemed to have represented and agreed as provided under the caption “Transfer Restrictions” contained in the Time of Sale Document and the Final Offering Memorandum.
(c)General Solicitation. No form of general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
6.Conditions of the Obligations of the Initial Purchasers
. The respective obligations of the several Initial Purchasers hereunder to purchase and pay for the Securities as provided herein on the First Closing Date and, with respect to the Option Securities, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Securities, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
(a)Comfort Letters
. On the date hereof, the Representatives shall have received from:
(i)Ernst & Young LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Representatives, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the financial statements and certain financial information contained in the Time of Sale Document and the Final Offering Memorandum.
(ii)Ernst & Young LLP, independent auditors which has expressed its opinion with respect to certain abbreviated financial statements for Baqsimi, a letter dated the date hereof addressed to the Representatives, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to certain financial information contained in the Time of Sale Document and the Final Offering Memorandum.
(b)No Material Adverse Change
. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Option Securities purchased after the First Closing Date, each Option Closing Date: in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change.
(c)Opinion of Counsel for the Company
. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the written opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, dated as of such date, in form and substance satisfactory to the Representatives.

(d)Opinion of IP Counsel
. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the written opinion of Ice Miller LLP, counsel for the Company with respect to intellectual property, dated as of such date, in form and substance satisfactory to the Representatives. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate of the General Counsel of the Company with respect to certain intellectual property matters, dated as of such date, in form and substance satisfactory to the Representatives.
(e)Opinion of Counsel for the Representatives. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the written opinion and negative assurance letter of Goodwin Procter LLP, counsel for the Representatives in connection with the offer and sale of the Securities, in form and substance satisfactory to the Representatives, dated as of such date.
(f)Officers’ Certificate
. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:
(i)for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;
(ii)the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and
(iii)the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.
(g)Bring-down Comfort Letter
. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received from each of Ernst & Young LLP, independent registered public accountants for the Company, and Ernst & Young LLP, independent auditors for Baqsimi, a letter dated such date, in each case, in form and substance satisfactory to the Representatives, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a); and (ii) cover certain financial information contained in the Final Offering Memorandum.
(h)Lock-Up Agreements
. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Schedule C hereto from each person and entity listed on Schedule D hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.
(i)Listing
of Conversion Shares. A “Listing of Additional Shares” notification related to the Maximum Number of Conversion Shares shall have been submitted to, and not rejected by, Nasdaq.
(j)Additional Documents
. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Representatives shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Representatives.

(k)CFO Certificate
. On the date of this Agreement and each of the First Closing Date and each Option Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Representatives, of its Chief Financial Officer with respect to certain financial data contained in the Preliminary Offering Memorandum and the Final Offering Memorandum, providing “management comfort” with respect to such information, in form and substance satisfactory to the Representatives.
(l)Indenture. The Indenture has been duly executed and delivered by each party thereto.
(m)No Conversion Rate Adjustment Event. No event has occurred that would, if the Securities were outstanding, require an adjustment to the Conversion Rate for the Securities pursuant to the Indenture.
(n)DTC. The Securities shall be eligible for clearance and settlement through DTC.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice from the Representatives to the Company at any time on or prior to the First Closing Date and, with respect to the Option Securities, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

7.Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to Section 6 or Section 12 (excluding Section 12(ii) and (iii)), or if the sale to the Initial Purchasers of the Securities on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Initial Purchasers (or such Initial Purchasers that have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and such Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, but not limited to, reasonable and documented fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
8.Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
9.Indemnification.
(a)Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser , its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Document or the Final Offering Memorandum, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in Company Additional Written Communications or any other materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Material”), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Initial Purchaser or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company by such Initial Purchaser in writing expressly for use in the Time of Sale Document, the Final Offering Memorandum, any Company Additional Written Communication or any Marketing Material, it being understood and agreed that the only such information consists of the information described in Section 9(b) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.
(b)Indemnification of the Company, its Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in Company Additional Written Communication, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Time of Sale Document, the Final Offering Memorandum or the Company Additional Written Communications in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company by such Initial Purchaser in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that any Initial Purchaser has furnished to the Company expressly for use in in the Preliminary Offering Memorandum, the Time of Sale Document, the Final Offering Memorandum or the Company Additional Written Communications are the statements set forth in (I) the third paragraph under the caption “Plan of Distribution,” (II) the fifth sentence of the only paragraph under the heading “Transfer Restrictions & Liquidity” under the caption “Plan of Distribution,” (III) the first sentence of the first paragraph under the heading “Stabilization; Repurchase of Common Stock” under the caption “Plan of Distribution” and (IV) the first four sentences of the only paragraph under the heading “Electronic Distributions” under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that any Initial Purchaser may otherwise have.
(c)Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have other than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any reasonable and documented legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above)) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.
(d)Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
10.Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any documented legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the discounts and commissions received by such Initial Purchaser in connection with the Exempt Resales. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 10, each affiliate, director, officer, employee and agent of each Initial Purchaser and each person, if any, who controls such Initial Purchaser within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

11.Defaulting Initial Purchaser. If, on the First Closing Date or any applicable Option Closing Date, any one of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule A hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non defaulting Initial Purchasers to purchase the Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date. If, on the First Closing Date or any applicable Option Closing Date any Initial Purchaser shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the non-defaulting Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or of the Company. Any action taken under this Section shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
12.Termination of this Agreement. Prior to the purchase of the Firm Securities by the Initial Purchasers on the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq, or trading in securities generally on either the Nasdaq or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York, or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Time of Sale Document or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Initial Purchasers pursuant to Section 4 or Section 7 hereof or (b) any Initial Purchaser to the Company; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.
13.No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other party, (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
14.Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.
15.Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:Jefferies LLC

520 Madison Avenue

New York, New York 10022

Facsimile:(646) 619-4437

Attention:General Counsel

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile:(212) 622-8358

Attention:Equity Syndicate Desk

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Facsimile:(212) 214-5918

Attention:Equity Syndicate
(with such fax or other electronic means to be confirmed by telephone to (212) 214-6144)

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Facsimile:(646) 855-3073

Attention:Syndicate Department
with a copy to ECM Legal (fax (212) 230-8730)

with a copy to:Goodwin Procter LLP

620 Eighth Avenue

New York, NY 10018

Attention:James P. Barri; Benjamin K. Marsh; Kim S. De Glossop

If to the Company:Amphastar Pharmaceuticals, Inc.

11570 6th Street

Rancho Cucamonga, CA 91730

Attention:William J. Peters

with a copy to:Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road
Palo Alto, California 94304-1050

Attention:Michael Rosati; Andrew Hoffman

Any party hereto may change the address for receipt of communications by giving written notice to the others.

16.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.
17.Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
18.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
20.General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Preliminary Offering Memorandum, the Time of Sale Document, the Final Offering Memorandum and the Company Additional Written Communications (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the Representatives, for themselves and on behalf of the several Initial Purchasers.

Very truly yours,

AMPHASTAR PHARMACEUTICALS, INC.

By:	/s/William J. Peters
Name:	William J. Peters
Title:	Chief Financial Officer

Accepted as of the date hereof:
Acting individually and as Representatives of the several Initial Purchasers named in the attached Schedule A
JEFFERIES LLC

By:	/s/Colyer Curtis
Name:	Colyer Curtis
Title:	Managing Director

J.P. Morgan Securities LLC

By:	/s/Michael Rhodes
Name:	Michael Rhodes
Title:	Executive Director

Wells Fargo Securities, LLC

By:	/s/Kevin Brillhart
Name:	Kevin Brillhart
Title:	Managing Director

BofA Securities, Inc.

By:	/s/Gregg Gilbert
Name:	Gregg Gilbert
Title:	Managing Director

Schedule A

Initial Purchaser	Principal Amount of Firm Securities to be Purchased
Jefferies LLC	$72,000,000
J.P. Morgan Securities LLC	$72,000,000
Wells Fargo Securities, LLC	$60,000,000
BofA Securities, Inc.	$60,000,000
Truist Securities, Inc.	$21,000,000
Capital One Securities, Inc.	$9,000,000
CIBC World Markets Corp	$6,000,000
Total	$300,000,000

Schedule B

PRICING TERM SHEET

PRICING TERM SHEET	STRICTLY CONFIDENTIAL
DATED September 12, 2023

AMPHASTAR PHARMACEUTICALS, INC.

$300,000,000 AGGREGATE PRINCIPAL AMOUNT OF

2.00% CONVERTIBLE SENIOR NOTES DUE 2029

The information in this pricing term sheet supplements Amphastar Pharmaceuticals, Inc.’s preliminary offering memorandum, dated September 11, 2023 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all documents incorporated by reference therein. References to “we,” “our” and “us” refer to Amphastar Pharmaceuticals, Inc. and not to its subsidiaries. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Amphastar Pharmaceuticals, Inc.
Ticker / Exchange for Common Stock (“common stock”):	“AMPH” / The Nasdaq Global Select Market.
Securities:	2.00% Convertible Senior Notes due 2029 (the “notes”).
Principal Amount:	$300,000,000.
Option to Purchase Additional Notes:	$45,000,000.
Denominations:	$1,000 and integral multiples of $1,000 in excess thereof.
Ranking:	Senior unsecured.
Maturity:	March 15, 2029, unless earlier converted, redeemed or repurchased.
Optional Redemption:

We may not redeem the notes prior to September 21, 2026. On or after September 21, 2026 and prior to the 41st scheduled trading day preceding the maturity date, we may redeem for cash all or any portion of the notes (subject to the partial redemption limitation set forth below), at our option, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the

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principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If we elect to redeem fewer than all of the outstanding notes, at least $100.0 million aggregate principal amount of notes must be outstanding and not subject to redemption as of the relevant redemption notice date. No sinking fund is provided for the notes, which means that we are not required to redeem or retire the notes periodically. See “Description of Notes—Optional Redemption” in the Preliminary Offering Memorandum.

Fundamental Change:

If a “fundamental change” (as defined in the Preliminary Offering Memorandum under the heading “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) occurs at any time prior to the maturity date, subject to certain conditions and except as described in the Preliminary Offering Memorandum under the heading “Description of Notes— Fundamental Change Permits Holders to Require Us to Repurchase Notes,” holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof. The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes” in the Preliminary Offering Memorandum.

Interest and Interest Payment Dates:	2.00% per year. Interest will accrue from September 15, 2023 and will be payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2024.
Regular Record Dates:	March 1 and September 1 of each year, immediately preceding any March 15 and September 15 interest payment date, as the case may be.
Issue Price:	100% of the principal amount of the notes, plus accrued interest, if any, from September 15, 2023.
Last Reported Sale Price of Our Common Stock on The Nasdaq Global Select Market on September 12, 2023:	$46.64 per share.
Initial Conversion Rate:	15.8821 shares of common stock per $1,000 principal amount of the notes, subject to adjustment.
Initial Conversion Price:	Approximately $62.96 per share of common stock, subject to adjustment.
Conversion Premium:	Approximately 35.0% above the last reported sale price of our common stock on September 12, 2023.

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Settlement Method:

Cash up to the aggregate principal amount of the notes to be converted and cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the notes being converted, as described in the Preliminary Offering Memorandum.

Joint Book-Running Managers:	Jefferies LLC J.P. Morgan Securities LLC Wells Fargo Securities, LLC BofA Securities, Inc. Truist Securities, Inc.
Co-Managers:	Capital One Securities, Inc. CIBC World Markets Corp
Pricing Date:	September 12, 2023.
Trade Date:	September 13, 2023.
Expected Settlement Date:	September 15, 2023 (T+2).
CUSIP Number (144A):	03209R AA1
ISIN (144A):	US03209RAA14
Listing:	None.
Use of Proceeds:

We estimate that the net proceeds from this offering will be approximately $290.2 million (or approximately $333.9 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and estimated offering expenses payable by us.

We intend to use (i) approximately $200.0 million of the net proceeds from this offering to repay borrowings under the Wells Fargo Credit Facility and (ii) approximately $50.0 million of the net proceeds from this offering to repurchase our common stock from certain purchasers of the notes concurrently with the pricing of this offering in privately negotiated transactions effected through one of the initial purchasers of the notes or its affiliate, as our agent (the “share repurchases”).

We intend to use the remainder of the proceeds from this offering for general corporate purposes, which may include the repayment of our indebtedness, the payment of milestone payments in connection with the acquisition of BAQSIMI® (glucagon) nasal powder, working capital, capital expenditures and potential acquisitions and strategic transactions. From time to time, we evaluate potential strategic transactions and acquisitions of businesses, technologies or products. We have not designated any specific uses and have no current agreements with respect to any material acquisitions or strategic transactions. If the initial purchasers exercise their option to purchase additional notes, we expect to use the net proceeds from the sale of the additional notes for general corporate purposes as described above.

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The agreed to purchase price per share of our common stock in the share repurchases is equal to the last reported sale price per share of our common stock of $46.64 on the Nasdaq Global Select Market on September 12, 2023. The share repurchases may have increased (or reduced the size of any decrease in) the market price of our common stock prior to, concurrently with or shortly after the pricing of the notes, and may have resulted in a higher effective conversion price for the notes.

See “Use of Proceeds” in the Preliminary Offering Memorandum.

Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period

Holders who convert their notes in connection with a “make-whole fundamental change” (as defined in the Preliminary Offering Memorandum) occurring prior to the maturity date or who convert their notes called (or deemed called) for redemption during the “redemption period” (as defined in the Preliminary Offering Memorandum) for such notes may be entitled to an increase in the conversion rate for the notes so surrendered for conversion as set forth in the Preliminary Offering Memorandum under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period.”

The following table sets forth the number of additional shares by which the conversion rate for the notes will be increased per $1,000 principal amount of notes for each stock price and effective date or redemption notice date, as applicable, set forth below:

	Stock Price
Effective Date / Redemption Notice Date	$46.64	$55.00	$62.96	$71.00	$81.85	$100.00	$125.00	$150.00	$200.00	$300.00
September 15, 2023	5.5587	4.0551	3.1072	2.4406	1.8260	1.2072	0.7579	0.5191	0.2827	0.0000
March 15, 2024	5.5587	4.0551	3.0894	2.4056	1.7807	1.1603	0.7190	0.4882	0.2641	0.0000
March 15, 2025	5.5587	4.0347	2.9919	2.2769	1.6386	1.0278	0.6155	0.4101	0.2194	0.0000
March 15, 2026	5.5587	3.8660	2.7667	2.0331	1.4012	0.8296	0.4741	0.3098	0.1658	0.0000
March 15, 2027	5.5587	3.5720	2.4069	1.6638	1.0629	0.5720	0.3074	0.1994	0.1100	0.0000
March 15, 2028	5.5587	3.0909	1.8189	1.0880	0.5831	0.2624	0.1360	0.0928	0.0556	0.0000
March 15, 2029	5.5587	2.2996	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates or redemption notice dates may not be set forth in the table above, in which case:

●	If the stock price is between two stock prices in the table above or the effective date or redemption notice date, as the case may be, is between two effective dates or redemption notice dates, as the case may be, in the table above, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates or redemption notice dates, as applicable, based on a 365-day or 366-day year, as applicable.
●	If the stock price is greater than $300.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
●	If the stock price is less than $46.64 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added

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to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 21.4408 shares of common stock, subject to adjustment in the same manner as such conversion rate as set forth in the Preliminary Offering Memorandum under the heading “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

__________________

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering thereof. This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The notes and any shares of common stock issuable upon conversion of the notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the notes only to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.

The notes and any shares of common stock issuable upon conversion of the notes are not transferable except in accordance with the restrictions described under “Notice to Investors” and “Transfer Restrictions” in the Preliminary Offering Memorandum.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

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Schedule C

Form of Lock-Up Agreement

September 11, 2023

Jefferies LLC

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BofA Securities, Inc.
As Representatives of the several Initial Purchasers

c/o Jefferies LLC

520 Madison Avenue
New York, New York 10022

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

RE:Amphastar Pharmaceuticals, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of shares of common stock, par value $0.0001 per share, of the Company (“Shares”) and/or Related Securities. The Company proposes to conduct an offering (the “Offering”) pursuant to Rule 144A under the Securities Act of Convertible Senior Notes (the “Securities”) for which Jefferies LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and BofA Securities, Inc. (collectively, the “Representatives”) will act as the representatives of the several initial purchasers. The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the initial purchasers are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into a purchase agreement (the “Purchase Agreement”) and other arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this letter agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, subject to the exceptions set forth in this letter agreement, the undersigned will not (and will cause any Family Member not to), without the prior written consent of Jefferies LLC, which may withhold its consent in its sole discretion:

●	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

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●	enter into any Swap,
●	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or
●	publicly announce any intention to do any of the foregoing.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Shares or Related Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Shares or Related Securities, in cash or otherwise.

The foregoing will not apply to the sale of the Securities to the initial purchasers, as contemplated by the Purchase Agreement. In addition, the foregoing restrictions shall not apply to (i) the sale of Shares acquired in open market transactions after the completion of the Offering; provided that no filing under the Exchange Act or other public announcement shall be voluntarily made in connection with such sale, and if such filing or public announcement shall be legally required during the Lock-up Period, such filing or public announcement clearly indicate in the footnotes thereto the circumstances of such sale; (ii) the transfer of Shares or Related Securities by gift, (iii) the transfer of Shares or Related Securities by will or intestate succession to the legal representative, heir or beneficiary of the undersigned, (iv) the transfer of Shares or Related Securities to a trust whose direct or indirect beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member, (v) transfers or dispositions of the undersigned’s Shares or Related Securities to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or any Family Member, (vi) distributions of the undersigned’s Shares or Related Securities to limited partners, general partners, members, shareholders or other equityholders of the undersigned, provided that any such transfer or distribution shall not involve a disposition for value, (vii) by operation of law, including pursuant to a domestic order or negotiated divorce settlement or (viii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, the transfer of Shares or Related Securities to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, provided that any such transfer or distribution shall not involve a disposition for value; provided, however, that in any such sale, transfer or distribution (or similar transaction) permitted by the above clauses (ii)-(viii), it shall be a condition to such transfer that:

●	each transferee executes and delivers to Jefferies LLC an agreement in form and substance satisfactory to Jefferies LLC stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto), and
●	prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be made voluntarily, and if such filing or public announcement shall be legally required during the Lock-up Period, such filing or public announcement clearly indicate in the footnotes thereto the circumstances of such transfer.

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Furthermore, notwithstanding the restrictions imposed by this letter agreement, the undersigned may (i) exercise an option to purchase Shares granted under any equity incentive plan or stock purchase plan of the Company existing as of the date hereof and described in the Final Offering Memorandum (as defined in the Purchase Agreement), provided that the Shares issued upon such exercise shall continue to be subject to the restrictions on transfer set forth in this letter agreement, (ii) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares, provided that such plan does not provide for any sales or transfers of Shares or Related Securities during the Lock-up Period and the entry into such plan is not publicly disclosed, including in any filing under the Exchange Act, during the Lock-up Period (other than as required under Item 408 of Regulation S-K), (iii) transfer or sell Shares or Related Securities pursuant to any trading plan pursuant to Rule 10b5-1 under the Exchange Act that has been entered into by the undersigned prior to the date of this agreement, provided that any filing required to be made under Section 16(a) of the Exchange Act as a result of such transfer or sale shall state that such transfer or sale is pursuant to a trading plan pursuant to Rule 10b5-1; or (iv) transfer Shares or Related Securities (A) as forfeitures to satisfy tax withholding obligations of the undersigned in connection with the vesting or exercise of equity awards by the undersigned pursuant to the Company’s equity incentive plan existing as of the date hereof and described in the Final Offering Memorandum, (B) pursuant to a net exercise or cashless exercise by the undersigned of outstanding equity awards pursuant to the Company’s equity incentive plan existing as of the date hereof and described in the Final Offering Memorandum, provided that any Shares acquired upon the net exercise or cashless exercise of equity awards described in this clause (B) shall be subject to the restrictions set forth in this letter agreement, (C) pursuant to a bona fide third-party tender offer for all outstanding shares of the Company, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of common stock or other such securities in connection with such transaction, or vote any common stock or other such securities in favor of any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this letter agreement, or (D) that may be deemed to have occurred as a result of the conversion of the outstanding preferred shares of the Company into shares of common stock or the exercise of warrants, provided that the restrictions set forth in this letter agreement shall apply to any of the undersigned’s Shares or Related Securities issued upon such conversion or exercise; provided that, in the case of a transfer pursuant to clause (A) or (B) above, such transfer will be allowed only to the Company and, if the undersigned is required to make a filing under the Exchange Act reporting a reduction in beneficial ownership of Shares during the Lock-up Period, the undersigned shall include a statement in such report to the effect that the purpose of such transfer was to cover tax obligations of the undersigned or net exercise or cashless exercise by the undersigned in connection with such exercise.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Purchase Agreement, the terms of which are subject to negotiation between the Company and the initial purchasers.

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The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if (a) the closing of the Offering has not occurred prior to October 31, 2023, (b) after being executed, the Purchase Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder or (c) the Company notifies the initial purchasers in writing that it does not intend to proceed with the Offering, then the undersigned shall be released from all obligations under this letter agreement upon the earliest to occur of the events specified above.

The undersigned acknowledges and agrees that the Representatives have not provided any recommendation or investment advice nor have the Representatives solicited any action from the undersigned with respect to the Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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Signature

Printed Name of Person Signing

(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

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Annex A

Certain Defined Terms
Used in the Letter Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

●	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.
●	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
●	“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.
●	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 60 days after the date of the Final Offering Memorandum (as defined in the Purchase Agreement).
●	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.
●	“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.
●	“Securities Act” shall mean the Securities Act of 1933, as amended.
●	“Sell or Offer to Sell” shall mean to:
●	sell, offer to sell, contract to sell or lend,
●	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position
●	pledge, hypothecate or grant any security interest in, or
●	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

●	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

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Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this letter agreement.

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Schedule D

Directors, Officers and Others
Signing Lock-Up Agreement

Directors and Officers:

1.Floyd F. Petersen
2.Mary Ziping Luo, Ph.D
3.Howard Lee
4.Michael A. Zasloff
5.Gayle Deflin
6.Richard Prins
7.Diane G. Gerst
8.Jack Yongfeng Zhang, Ph.D
9.William J. Peters
10.Rong Zhou
11.Jacob Liawatidewi